                                                                   EXHIBIT 99.2

                       [LETTERHEAD OF COOPERS & LYBRAND]




May 29, 1996



                Independent Certified Public Accountant's Report
                       on Applying Agreed-Upon Procedures



To:      Reliable Financial Services, Inc.,
         Financial Security Assurance, Inc.,
         Banco Popular de Puerto Rico,
         Standard & Poor's,
         Moody's Investors Service, Inc., and
         the Certificate Holder's as said term
           is defined in the Agreement

We have performed the procedures enumerated below, which were agreed to by Reliable Financial Services, Inc. ("Reliable"), Financial Security Assurance, Inc., Banco Popular de Puerto Rico, ("BPPR"), Standard & Poor's, Moody's Investors Service, Inc., and the Certificate Holder's as said term is defined in the Agreement solely to assist you with respect to the requirements of Deed Number One -- Deed of Constitution of Trust and Pooling Agreement (the "Agreement"), Section 3.11, effective February 28, 1996 and relating to the servicing of the accounts receivable under the Agreement for the first two collection periods.

This agreement to apply agreed-upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representations regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Unless otherwise indicated, the following conventions have been adopted in presenting our procedures and findings:

         The term "read," when used in conjunction with the data tapes, means we electronically read the specified information on the tapes and imported such information into our relational database software.

         The term "compare" means compared information contained in separate files and found such information to be in agreement.

         The term "agree" means traced information contained in one file to a similar information in a separate file and found such information to be in agreement.

         Our procedures and findings are as follows:

A)       Automated Procedures

         1) Obtained from Reliable Financial Services, Inc. tape or tapes of the following files:

              a) all accounts comprising the Grantor Trust, as of the sale dates (Master File T0).

              b) all accounts comprising the Grantor Trust, as of April 30, 1996 (Master File T1).

              c) all transactions to Grantor Trust accounts recorded during March through April 1996 (Transaction File).

         2) Read the relevant data fields from the above-referenced Tapes and imported the data into our relational database software.

         3) Compare account numbers contained on the Master File T0 with those contained on Master File T1 and found them to be in agreement. No exceptions were noted as result of the procedure.

         4) Agree the Transaction File account numbers to Master File T0. No exceptions were noted as result of the procedure.

         5) Use the Transaction File to obtain the daily payments amounts for all Grantors Trust accounts comprising the period from March 1, 1996 through April 30, 1996.

B)       Manual Procedures

         1) From the daily payments obtained in step A(5) above select on a random basis a sample of 20 daily payments and agree the daily liquidation proceeds for Banco Popular de Puerto Rico ( Master File Tl) to the bank statement (BPPR account number 106-035363).

              We found no exception as a result of the above procedure.

         2) For the sample of 20 daily payments selected above ascertain that the liquidation proceeds deposited in BPPR account number 106-035363 were transferred to BPPR account number 106-035339 (the "Collection Account") as evidenced by the bank statement no later than the business day following receipt by Reliable from the Customers.

              We found no exception as a result of the above procedure.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on management's assertion. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of Reliable Financial Services, Inc., Financial Security Assurance, Inc., Banco Popular de Puerto Rico, Standard & Poor's, Moody's Investors Service, Inc., and the Certificate Holder's as said term is defined in the Agreement and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

The terms of our engagement are such that we have no obligation to update this letter.

Coopers & Lybrand is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                                       Very truly yours,



                                       /s/
                                       -----------------
                                       Coopers & Lybrand

                                                                   EXHIBIT 99.2


                       [LETTERHEAD OF COOPERS & LYBRAND]



May 29, 1997



                Independent Certified Public Accountant's Report
                       on Applying Agreed-Upon Procedures



To:      Reliable Financial Services, Inc.,
         Financial Security Assurance, Inc.,
         Banco Popular de Puerto Rico,
         Standard & Poor's,
         Moody's Investors Service, Inc., and
         the Certificate Holder's as said term
           is defined in the Agreement

We have performed the procedures enumerated below, which were agreed to by Reliable Financial Services, Inc. ("Reliable"), Financial Security Assurance, Inc., Banco Popular de Puerto Rico ("BPPR"), Standard & Poor's, Moody's Investors Service, Inc., and the Certificate Holder's as said term is defined in the Agreement solely to assist you with respect to the requirements of Deed Number One -- Deed of Constitution of Trust and Pooling Agreement (the "Agreement"), Section 3.11 effective February 28, 1996 and relating to the servicing of the accounts receivable under the Agreement from May 1, 1996 through April 30, 1997.

This agreement to apply agreed-upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representations regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Unless otherwise indicated, the following conventions have been adopted in presenting our procedures and findings:

         The term "read," when used in conjunction with the data tapes, means we electronically read the specified information on the tapes and imported such information into our relational database software.

         The term "compare" means compared information contained in separate files and found such information to be in agreement.

         The term "agree" means traced information contained in one file to similar information contained in a separate file and found such information to be in agreement.

Our procedures and findings are as follows:

A)       AUTOMATED PROCEDURES

         1)   Obtained from Reliable tape or tapes of the following files:

              a) all accounts comprising the Grantor Trust, as of the sale dates (Master File T0);

              b) all accounts comprising the Grantor Trust, as of April 30, 1997 (Master File T1); and

              c) all transactions to Grantor Trust accounts recorded during May 1, 1996 through April 30, 1997 (Transaction File).

         2) Read the relevant data fields from the above-referenced Tapes and imported the data into our relational database software.

         3) Compare account numbers contained on the Master File T0 with those contained on Master File T1 and found them to be in agreement. No exceptions were noted as a result of the procedure.

         4) Agree the Transaction File account numbers to Master File T0. No exceptions were noted as a result of the procedures.

         5) Use the Transaction File to obtain the daily payment amounts for all Grantor Trust accounts comprising the period from May 1, 1996 through April 30, 1997.

B)       MANUAL PROCEDURES

         1) From the daily payments obtained in step A(5) above select on a random basis a sample of 40 daily payments and agree the daily liquidation proceeds for Banco Popular de Puerto Rico (Master File T1) to the bank statement (BPPR account number 106-035339).

              We found no exceptions as a result of the above procedures.

         2) For the sample of 40 daily payments selected above determine if the liquidation proceeds were deposited in BPPR account number 106-035339 (the "Collection Account") no later than the business day following receipt of the proceeds by Reliable from the Customers by reference to the bank statement.

              We found no exceptions as a result of the above procedures.


We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on management's assertion. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of Reliable, Financial Security Assurance, Inc., Banco Popular de Puerto Rico, Standard & Poor's, Moody's Investors Service, Inc., and the Certificate Holder's as said term is defined in the Agreement and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of, the procedures for their purposes.

The terms of our engagement are such that we have no obligation to update this letter.

Coopers & Lybrand is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                                                  Very truly yours,


                                                  /s/
                                                  -----------------
                                                  Coopers & Lybrand